SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Franklin Limited Duration Income Trust
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1. Title of each class of securities to which transaction applies:
2. Aggregate number of securities to which transaction applies:
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4. Proposed maximum aggregate value of transaction:
5. Total fee paid:
[ ]	Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Franklin Limited Duration Income Trust Proxy Fight Proxy Script (Inbound)

Thank you for calling the Franklin Templeton Investments proxy information line.  My name is ______________; how can I help you? (Re-Greet If Necessary) (locate and verify account)
RESPONDING TO INITIAL MAILING/REMINDER LETTER:

The proxy materials you received were for the Franklin Limited Duration Income Trust Annual Meeting of Shareholders scheduled to take place on October 28, 2016. Do you still have the Fund's WHITE PROXY CARD? (Pause for response)

RESPONDING TO PHONE CALL/MESSAGE:

Can I please have the telephone number we called to locate your account and better assist you?
(Locate and verify account)

The call was in relation to your current investment in Franklin Limited Duration Income Trust. You were recently sent proxy materials for the annual meeting of shareholders scheduled to take place on October 28, 2016.
Do you still have the Fund's WHITE PROXY CARD? (Pause for response)

STILL HAS WHITE PROXY CARD:    (Proceed)

DOESN'T HAVE WHITE PROXY CARD:
Registered Holder - We will be happy to send you an additional WHITE PROXY CARD. (Proceed)
Beneficial Holder – Please contact your broker for an additional proxy card. Be sure to inform them that you need the Fund's WHITE PROXY CARD. (Proceed)
The Board of Trustees greatly appreciates your support and is asking shareholders to vote using only the Fund's WHITE PROXY CARD. The Board urges shareholders to disregard any GOLD proxy card sent by the Dissident Hedge Fund. Do you think that you will be returning the Fund's WHITE PROXY CARD to support your Fund and Board?
(Pause For Response)
YES OR POSITIVE RESPONSE:
Thank you. Remember, even if you have already sent back the Dissident Hedge Fund's GOLD proxy card, you can still support your Fund and Board by sending back the Fund's WHITE PROXY CARD before the October 28th meeting date.  If you have any questions, or you require any assistance, please feel free to call (toll-free) 1-800-431-9642 Mon. thru Fri. from 9 a.m. to 10 p.m. Eastern Time. Thank you and have a good (Morning/Afternoon/Evening).

NO RESPONSE - HAS QUESTIONS –NOT VOTING –SENDING OTHER CARD:
Your vote at the upcoming meeting is very important, and there are a few things the Board believes you should take into account when making your decision. (Refer to Fact Sheet and begin discussion)
Given that information, do you think that you might return the Fund's WHITE PROXY card?

YES OR POSITIVE (Go to Yes or positive response above)
NO OR NEGATIVE (Go to S/H still sending other card/not voting below)

S/H STILL SENDING OTHER CARD/NOT VOTING

I understand.  If you have any questions or you require any assistance, please feel free to contact 1-800-431-9642 Mon. – Fri. from 9 a.m. to 10 p.m. Eastern Time.  Your vote is important and your time is greatly appreciated.  Thank you and have a good (Morning/Afternoon/Evening).

FOR INTERNAL DISTRIBUTION ONLY	Updated 9-16-2016

Franklin Limited Duration Income Trust Proxy Fight Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (Agent's Full Name).
May I please speak with (Shareholder's Full Name)? (Re-Greet If Necessary)
I am calling on a recorded line regarding your investment in Franklin Limited Duration Income Trust. You were recently sent proxy materials for the Annual Meeting of Shareholders scheduled to take place on October 28, 2016. Do you still have the Fund's WHITE PROXY CARD?
(Pause For Response)
STILL HAS WHITE PROXY CARD:    (Proceed)

DOESN'T HAVE WHITE PROXY CARD:
Registered Holder - We will be happy to send you an additional WHITE PROXY CARD. (Proceed)
Beneficial Holder – Please contact your broker for an additional proxy card. Be sure to inform them that you need the Fund's WHITE PROXY CARD. (Proceed)
The Board of Trustees greatly appreciates your support and is asking shareholders to vote using only the Fund's WHITE PROXY CARD. The Fund and the Board urge shareholders to disregard any GOLD proxy card sent by the Dissident Hedge Fund.
Do you think that you will be returning the WHITE PROXY CARD to support your Board?
(Pause For Response)
YES OR POSITIVE RESPONSE:
Thank you. Remember, even if you have already sent back the Dissident Hedge Fund's GOLD proxy card, you can still support your Fund and Board by sending back the Fund's WHITE PROXY CARD before the October 28th meeting date.  If you have any questions, or you require any assistance, please feel free to call (toll-free) 1-800-431-9642 Mon. thru Fri. from 9 a.m. to 10 p.m. Eastern Time. Thank you and have a good (Morning/Afternoon/Evening).

NO RESPONSE - HAS QUESTIONS –NOT VOTING –SENDING OTHER CARD:
Your vote at the upcoming meeting is very important, and there are a few things the Board believes you should take into account when making your decision.
(Refer to Fact Sheet and begin discussion)
Given that information, do you think that you might return the Fund's WHITE PROXY CARD?

YES OR POSITIVE
(Go to Yes or positive response above)

NO OR NEGATIVE
(Go to S/H still sending other card/not voting below)

S/H STILL SENDING OTHER CARD/NOT VOTING
I understand.  If you have any questions or you require any assistance, please feel free to contact 1-800-431-9642 Mon. – Fri. from 9 a.m. to 10 p.m. Eastern Time.  Your vote is important and your time is greatly appreciated.  Thank you and have a good (Morning/Afternoon/Evening).

FOR INTERNAL DISTRIBUTION ONLY	Updated 9-16-2016